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                                                                   EXHIBIT 10.17

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT is made as of the 28th day of September, 1998 by and among

I. Pegaso Comunicaciones y Servicios, S.A. de C.V. a company incorporated in and under the laws of Mexico (as defined herein), hereinafter referred to as the "BORROWER";

II. Leap Wireless International, Inc. a company incorporated in and under the laws of the State of Delaware, United States of America, hereinafter referred to as the "LENDER".

WHEREAS:

a) the Borrower owns 31.5% of the capital stock issued by Pegaso Telecomunicaciones, S.A. de C.V. ("Telecomunicaciones") and such company owns, as of this date, shares representing the 99.9% of the capital stock issued by Pegaso Comunicaciones y Sistemas, S.A. de C.V.

b) the Borrower indirectly owns an ownership interest in Pegaso Comunicaciones y Sistemas, S.A. de C.V. (the "Licensee"), a company incorporated in and under the laws of Mexico, which is engaged, among others, in the business of using, operation and exploiting a public telecommunications network pursuant to a concession granted by the Ministry of Communications and Transportation ("SCT") for such purposes, in order to provide fixed and mobile wireless telephone services known as Personal Communications System (the "Services") in Mexico;

c) the Licensee entered into a bidding process in order to obtain a concession to be granted by SCT in order to use and exploit frequency bands of the radioelectric spectrum, necessary to provide the Services within Mexico (the concession described in paragraph b) above and the concession described in this paragraph shall collectively be referred hereto as the "Licenses");

d) SCT, through the Federal Telecommunications Commission ("Cofetel"), granted Licensee the rights to obtain the concession specified in the preceding paragraph c) and therefore, Licensee, in accordance with such bidding process, has to pay SCT, through Cofetel, certain fees in order to obtain the concession for using and exploiting the frequency bands of the radioelectric spectrum (the "Fees");



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e)       the Borrower is willing to indirectly make certain capital contributions to the Licensee in order to provide it with the necessary proceeds for the payment of the Fees;

e) the Borrower has requested the Lender to finance, in part, the capital contributions that the Borrower will made to the Licensee for the payment of the Fees, by granting to the Borrower a loan up to a maximum amount of USD$17,500,000;

f) subject to the terms and conditions set forth below the Lender has agreed to make such a loan available to the Borrower.



NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein the parties hereby agree as follows:



                             SECTION 1. DEFINITIONS

The following terms will have the meanings set forth below:

         "Affiliate" will mean any intermediary, affiliate, subsidiary or agent of the Lender.

         "Availability Period" will mean the period commencing on the signing date of this Agreement and expiring on September 29, 1998.

         "Business Day" will mean any day other than a Saturday, Sunday, on which banking operations are permitted or required by law, executive order or governmental decree to be carry on in the City of New York and in Mexico City.

         "Capital Contribution" will mean the capital contribution to be made by the Borrower in Telecomunicaciones in order for it to make a capital contribution in the Licensee.

         "Cofetel" will mean the Mexican Federal Telecommunications Commission.

         "Commitment" will mean the commitment of Lender to make the Loan up to the maximum amount of USD$17,500,000.



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         "CVM" will mean Corporacion del Valle de Mexico, S.A. de C.V.

         "Debt" will mean at any date, (i) all indebtedness for borrowed money and all obligations to pay the deferred purchase price of fixed assets,
         (ii) all obligations evidenced by bonds, debentures, notes or similar investments, (iii) all obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) all obligations of the Borrower to make payments under noncompete or royalty agreements, (v) all obligations to reimburse any bank, or other Person, in respect to amounts paid under a letter of credit and (vi) all items of indebtedness or liability which in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet as of the date as of which Debt is to be determined, but excluding deferred tax liabilities which, although uncertain if and when due in the future, according to GAAP are classified as Debt.

         "Draw Request" will mean an irrevocable notice from the Borrower to the Lender to provide the Drawing, which notice will be in form and substance equal to Annex "A" hereto.

         "Drawing" will mean the drawdown of the Loan by the Lender pursuant to
         Section 2.03 hereof.

         "Event of Default" will have the meaning set forth in Section 7 hereof.

         "Fees" will mean the fees to be paid by the Licensee to SCT, through Cofetel, in accordance with the bidding process to obtain a concession for the use and exploitation of frequency bands in Mexico, as described hereto in Recital d).

         "Financial Statements" will mean the balance sheet, income statement and such other supplementary statements (including the notes thereto) as may be prepared in conjunction therewith.

         "First Payment Date" will mean October 30, 1998.

         "GAAP" will mean those accounting principles applied on a consistent basis generally accepted from time to time in the certified public accounting profession of Mexico; and "applied on a consistent basis" means that the accounting principles observed in the period covered by any report required under the terms of this Agreement are compatible in all material respects with those applied in any preceding period and report.



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         "Governmental Agency" will mean any ministry, directorate, department, authority, corporation, or other juridical entity which is part of the Mexican Government, whether autonomous or not.

         "Governmental Approval" will mean any authorization, approval, consent, license or opinion of or filing for registration with any ministry, directorate, department, agency, instrumentality or other juridical entity of any jurisdiction.

         "Impulsos" will mean Impulsos Corporativos, S.A. de C.V.

         "Interest Payment Date" will mean with respect to Tranche "1", the First Payment Date, and with respect to Tranche "2", the Second Payment Date.

         "Issuers" will mean collectively the Borrower and Impulsos.

         "JV Agreement" shall have the meaning ascribed to such term in Section
         5.13 hereof.

         "Law" will mean any convention or treaty, law, ordinance, decree, rule, directive, regulation, judicial or arbitral decision, or any voluntary restraint, policy or guideline not having the force of law but compulsory in character, and any of the provisions of such Laws binding on or affecting the party referred to in the context in which the term is used.

         "Lender" will mean Leap Wireless International, Inc.

         "Licensee" will mean Pegaso Comunicaciones y Sistemas, S.A. de C.V.

         "Licenses" will mean the concessions granted or to be granted by SCT to the Licensee in order to enable it to provide the Services in Mexico, which are described in Recitals b) and c) hereof.

         "Lien" will mean any mortgage, charge, pledge, lien, attachment, encumbrance or other security interest or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest and whether or not legally enforceable in law) with respect to any present or future assets, revenues or rights to the receipt of income of the party referred to in the context in which the term is used.

         "Loan" will mean the aggregate principal amount under this Agreement, not to exceed USD$17,500,000 or the



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         amount actually outstanding at the time referred to in the context in which the term is used.

         "Loan Documents" will mean this Agreement, the Promissory Note, the Pledge Agreement, the Draw Request and all other agreements between the Borrower and the Lender, executed pursuant to or in connection with the transaction contemplated hereby, and all other documents specified in, required by, and executed pursuant to the terms hereof and all modifications, renewals, amendments and supplements of any of the foregoing.

         "Mexico" will mean the United Mexican States.

         "Person" will mean any individual, corporation, association, limited liability corporation, trust, joint stock company, unincorporated association, joint venture, or any other entity and any Governmental Agency.

         "Pledge Agreement" will mean the Pledge Agreement executed the date hereof between the Pledgors and the Lender, to create a pledge (i) on the outstanding, subscribed and paid common stock issued by the Borrower representing 100% of its corporate capital, and (ii) on the outstanding, subscribed and paid common stock issued by Impulsos representing 100% of its corporate capital, to secure the obligations of the Borrower under this Agreement.

         "Pledgors" will mean Messrs. Alejandro Burillo Azcarraga, Alejandro Diez Barroso Salido, Raul Quintana Fernandez and Marco Chavez Mayer.

         "Potential Event of Default" will mean an event, known to the Borrower or which should have been known to the Borrower pursuant to the circumstances prevailing at the time, which, if it continued, would constitute an Event of Default, only with the giving of notice and/or lapse of time and/or the making of any determination.

         "Promissory Note" will mean the promissory note signed and delivered by the Borrower to the Lender and guaranteed "por aval" by Mr. Alejandro Burillo Azcarraga, evidencing the obligation of the Borrower to pay to the Lender the principal amount of Tranche "1" and Tranche "2" and the corresponding interest, in the form attached hereto as Annex "B" hereto.

         "SCT" will mean the Mexican Ministry of Communications and Transportation.

         "Second Payment Date" will mean December 31, 1998.



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         "Services" shall have the meaning ascribed to such term in Recital b)
         hereto.

         "Shareholders" shall have the meaning ascribed to such term in Section 6.a)iii) hereto.

         "Subsidiary" will mean any corporation or other business entity in which the Borrower owns or controls directly or indirectly fifty percent (50%) or more of the outstanding capital stock or other ownership interest having ordinary voting power to elect directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interest of any other class or classes will or might have voting power upon the occurrence of any contingency) or any corporation or other business entity otherwise controlled directly or indirectly by the Borrower. Notwithstanding the foregoing, the term Subsidiary shall include Pegaso Telecomunicaciones, S.A. de C.V., on which the Borrower owns 31.5% of the ownership interest of such company.

         "Telecomunicaciones" will mean Pegaso Telecomunicaciones, S.A. de C.V.

         "Tranche "1"" will mean the aggregate principal amount of part of the Loan up to USD$7,500,000.

         "Tranche "2"" will mean the aggregate principal amount of part of the Loan up to USD$10,000,000.

         "USD", "United States Dollars" and the sign "$" will mean the lawful currency of the United States of America.

         "United States"   will mean the United States of America.


                             SECTION 2. THE DRAWING


2.01              AGREEMENT TO LEND

Subject to the terms and conditions of this Agreement, the Lender hereby agrees to grant a loan to the Borrower, up to, but not exceeding the amount of USD$17,500,000 (seventeen million five hundred thousand dollars, currency of the United States of America), in the understanding that such amount does not include interest or any other amount than the principal, which the Borrower is bounded to pay to Lender pursuant to the terms of this Agreement.



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2.02              PURPOSE

The Loan will be used by the Borrower exclusively to contribute in the financing of the Capital Contributions, most of which shall be used by Telecomunicaciones and by the Licensee to the payment of the Fees.


2.03              DRAWING

(a) During the Availability Period and subject to the terms and conditions hereof, the Borrower has the right to (i) borrow the Loan for an amount of USD$17,500,000.

(b) The Drawing will be made provided that:

         - the Lender has received on the date of Drawing (i) the Draw Request from the Borrower, which notice, once given, shall be irrevocable, and (ii) the Promissory Note duly executed by the Borrower and guaranteed "por aval" by Mr. Alejandro Burillo Azcarraga;

         - the Lender will have received, in form and substance satisfactory to it, the documents listed in Section 6 hereof at least the day on which the Drawing is to be made;

         -        the proposed date of Drawing is a Business Day;

         -        the Borrower is in compliance with covenants provided herein;

         - the Borrower's representations and warranties as per Section 4 hereafter are and remain true and valid; and

         -        no Event of Default has occurred.

(c) The Drawing will be made available to the Borrower by transferring the amount of the Drawing in accordance with the Borrower's disbursement instructions provided in the Draw Request.

(d) After the Availability Period has ended, the Lender shall at no time be obliged to honor any request for disbursement under this Agreement.


2.04              INTEREST

(a) The Borrower agrees to pay to the Lender on the First Payment Date interest on the principal outstanding



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         amount of Tranche "1" at an annual fixed rate of 13% (thirteen percent)
         per annum, in the understanding that such rate shall be increased in an amount necessary to ensure the Lender receives interest at an annual rate equal to 13% (thirteen percent), free and clear of any tax or withholding.

(b) The Borrower agrees to pay to the Lender on the Second Payment Date interest on the principal outstanding amount of Tranche "2" at an annual fixed rate of 13% (thirteen percent) per annum, in the understanding that such rate shall be increased in an amount necessary to ensure the Lender receives interest at an annual rate equal to 13% (thirteen percent), free and clear of any tax or withholding.

(c) Interest will accrue on the basis of a year of 360 days and the actual days elapsed.


2.05              DEFAULT INTEREST

(a) If the Borrower fails to make payment when due of any sum hereunder or under any document provided for hereunder (whether at its stated maturity, by acceleration or otherwise) the Borrower will pay to the Lender default interest on the unpaid amount during the period from and including the date immediately following such due date to and including the date of the payment of said sum in full (after as well as before judgment) at the fixed rate per annum (calculated on the basis of a year of 360 days and actual days elapsed) of 18% (eighteen per cent) per annum. Such interest will be payable upon demand of the Lender.

(b) In addition to payment of the interest referred to in paragraph 2.05(a), the Borrower will indemnify Lender against any costs and losses resulting from the failure of the Borrower to pay when due any amounts due hereunder, including without limitation any Funding Losses.


2.06              REPAYMENT OF LOAN

The Borrower agrees to repay the Lender the total amount of the Loan in the following manner:

         (a) Tranche "1" and the interest accrued therewith shall be paid by the Borrower to the Lender precisely on the First Payment Date.



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         (b) Tranche "2" and the interest accrued therewith shall be paid by the
         Borrower to the Lender precisely on the Second Payment Date.



2.07              PROMISSORY NOTE

(a) The obligations of the Borrower to pay to the Lender the principal amount of Tranche "1" and Tranche "2" and the corresponding interest, shall be evidenced by a Promissory Note duly signed by an authorized officer of the Borrower in favor of the Lender, which shall be dated the date of the Drawing, shall be payable to the order of the Lender, at its offices specified in the signature page hereof and shall bear interest in accordance with the terms thereof, and shall be guaranteed "por aval" by Mr. Alejandro Burillo Azcarraga.

(b) The execution and delivery by the Borrower of the Promissory Note shall not limit, reduce or otherwise affect the obligations of the Borrower under this Agreement, and the rights and claims of the Lender under the Promissory Note shall not replace or supersede the rights and claims of said parties hereunder.

(c) Payment by the Borrower of any amount owing under the Promissory Note or this Agreement shall discharge the liability of the Borrower in respect of a corresponding amount owing under this Agreement or the Promissory Note, respectively.



2.08              PAYMENTS

(a) All sums payable to the Lender hereunder or under any other Loan Document shall be made in United States Dollars and in immediately available funds not later than 12:00 p.m., New York time, on the day in question, to such account which Lender designates in writing.

(b) Any payments made to the Lender hereunder or under any other Loan Document will be applied first against reasonable costs, losses, expenses and indemnities due hereunder; then against default interest, if any; then against interest due on the Loan; and thereafter against the principal amount of the Loan.

(c) If any date on which a payment is due hereunder or under any Loan Document would otherwise fall on a day which is not a Business Day, such due date will instead fall on



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         the next succeeding Business Day, unless such date would fall in the next calendar month, in which case such Business Day will be the immediately preceding Business Day.


                           SECTION 3. YIELD PROTECTION


3.01              TAXES

(a) All sums payable by the Borrower hereunder or under any document or instrument provided for hereunder, whether of principal, interest, expenses or otherwise, will be paid in full and without set-off or counterclaim, free of any deductions or withholdings.

         In the event that the Borrower is prohibited by Law from making such payments free of such deductions or withholdings, the Borrower will pay such additional amounts to the Lender as may be necessary to ensure that the actual amount received by the Lender after all deductions or withholdings (and after payment of such additional amounts) will equal the amount that would have been received by the Lender if no deduction or withholding were required.

(b) The Borrower will promptly pay directly to the appropriate taxing authority any and all present and future taxes, levies, imposts, deductions, stamp or other duties, filing and other fees or charges and all liabilities of the Lender or any Affiliate with respect thereto imposed by Law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or any other Loan Document or the execution and delivery of this Agreement or any other Loan Document, except taxes imposed on the overall net income of the Lender by the jurisdiction of its incorporation.

         The Borrower will hold the Lender and its respective Affiliates harmless from any liability with respect to the delay or failure by the Borrower to pay any such taxes or charges and will reimburse each of them upon demand for any such taxes or charges paid by any of them in connection herewith, whether or not such taxes will be correctly or legally asserted or otherwise contested or contestable, together with any interest, penalties and expenses asserted in connection therewith.

(c) Should the Borrower pay any tax or charge as provided herein or make any deductions or withholdings from amounts paid hereunder or under any document or



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         instrument provided for hereunder, the Borrower will promptly forward to the Lender official receipts or other evidence acceptable to the Lender establishing payment of such amounts.

(d) The Borrower will furnish the Lender with the receipts for the withholding taxes paid with regard to the Loan, if any.


3.02              COMPLIANCE COSTS

In the event that under any Law imposed, instituted, amended or given a new interpretation after the date of this Agreement, the Lender incurs costs for maintaining any reserves or special deposits against its Loan or any other costs in connection with this Agreement of complying with such Law, it will promptly notify the Borrower thereof and the Borrower will pay on demand to the Lender the amount of such costs, in the currency in which such costs were incurred.


3.03              ILLEGALITY

(a) In the event that it will become unlawful for the Lender to make the Loan or to maintain Loan, then the Commitment will forthwith terminate and the Borrower will immediately prepay the amount outstanding under the Loan. Upon the occurrence of any such event, the Lender will promptly notify the Borrower thereof and will furnish the Borrower with certified evidence as to such unlawfulness. The termination of the Commitment will be effective and the outstanding amount will be due and payable upon the giving of a notice to the Borrower.

(b) The Borrower will hold the Lender harmless from any liability with respect to any penalty accrued against it due to such unlawfulness and will reimburse the Lender upon demand after having received certified evidence for any such penalty paid by the Lender to the relevant authorities in connection herewith together with any interest and expenses asserted in connection therewith.


3.04              CURRENCY AND PLACE OF PAYMENT

This is an international loan transaction in which the specification of USD and payment in USD are of the essence, and except as expressly provided herein USD will be the currency of account and of payment in all events. The payment obligations under this Agreement and other Loan Document will not be discharged by an amount paid in any currency other



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than the currency specified or in another place, whether pursuant to a judgment or otherwise.

In the event that any payment, whether pursuant to a judgment or otherwise, will be made in a currency other than USD, such amount will be promptly converted to USD (or such other specified currency) and transferred under normal banking procedures. In the event that such payment does not satisfy the obligations of the Borrower under this Agreement and each document provided for hereunder, the Lender will be entitled to immediate payment of, and will have a separate cause of action for, the USD (or such other specified currency) deficiency in respect of the payments due. In the event that the transfer and/or conversion of such payment results in receipt by the Lender of an amount in excess of all amounts then due from the Borrower hereunder, the Lender will refund the amount of such excess to the Borrower.



3.05              EXPENSES AND STAMP DUTIES

(a) The Borrower will pay or, as the case may be, reimburse the Lender promptly once it have received reasonable evidence, for its respective costs and expenses (including, without limitation, legal fees) incurred in connection with (i) the negotiation, preparation and execution of any waiver, consent or amendment required hereunder, (ii) the determination whether there has occurred an Event of Default or, (iii) the administration and enforcement of this Agreement from and after the occurrence of such an Event of Default. Such fees and expenses will be paid or reimbursed whether or not they arise during the term of this Agreement or whether or not the Lender gives notice of such Event of Default or demands acceleration of the Loan or takes other action to enforce the provisions of this Agreement or any document provided for hereunder.

(b) The Borrower will pay any stamp or documentary taxes or any similar duties or levies imposed in connection with the execution, delivery, registration, performance or enforcement of this Agreement or any other Loan Document.



                    SECTION 4. REPRESENTATIONS AND WARRANTIES


The Borrower represents, warrants and covenants to the Lender as follows:



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4.01              POWER AND AUTHORITY

The Borrower is a company incorporated and existing under the laws of Mexico, has full power and authority to enter into this Agreement and other obligations provided for in this Agreement and all other Loan Documents, to execute and deliver this Agreement and all other Loan Documents, and to perform its obligations hereunder and thereunder.


4.02              AUTHORIZATION OF BORROWING

The Borrower has taken all necessary action to authorize the execution and delivery of this Agreement, the Promissory Note and all other Loan Document to be executed by the Borrower to authorize the performance and observance of the terms and conditions hereof and thereof.


4.03              GOVERNMENTAL APPROVALS

Any necessary governmental approvals, consents, licenses, authorizations or concessions required for the Borrower or the Licensee with respect to conduct their business as now are being conducted have been obtained or renewed, and as of this date, they are in full force and effect.


4.04              AGREEMENT BINDING

This Agreement, the Promissory Note and the other Loan Documents constitute, when executed and delivered will constitute legal, valid and binding obligations of the Borrower and the other parties hereto and thereto (other than the Lender), enforceable in accordance with its respective terms and will constitute direct obligations of the Borrower and the other parties hereto and thereto (other than the Lender).

The execution, delivery and performance of this Agreement, the Promissory Note and the other Loan Documents to be executed by the Borrower hereunder and the payment by the Borrower of all amounts due on the dates and in the currency provided for herein and therein (a) do not and will not violate or contravene any provision of Law, (b) will not conflict with the "Estatutos Sociales" of the Borrower, (c) do not and will not conflict with or result in the breach of any provision of, or in the imposition of any Lien under, any agreement to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, and (d) do not and will not constitute an Event of Default under any such agreements.



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4.05              NO DEFAULT IN OTHER AGREEMENTS

The Borrower is not in default (a) in respect of any Debt or (b) in respect of any obligation which might affect the validity or enforceability of this Agreement or any other Loan Document or (c) under any agreement, obligation or duty to which it is a party or by which it or any of its properties or assets is bound, which default might have a material adverse effect on its financial position or results of operations or its ability to perform its obligations under this Agreement or any other Loan Document.


4.06              LITIGATION

There are no pending or threatened legal actions or arbitration or other proceedings which may materially adversely affect the financial condition of the Borrower or the validity, effectiveness or enforceability of this Agreement or any other Loan Document.


4.07              WITHHOLDING AND OTHER TAXES

Other than the currently applicable "retencion del impuesto sobre la renta", there is no withholding, income or other tax or charge in Mexico or in any political subdivision or taxing authority thereof or therein or of any taxing authority, federation or association of which Mexico is member, applicable to any payment to be made by the Borrower pursuant to the terms of this Agreement or any other Loan Document provided for hereunder or to be imposed on or by virtue of the execution, delivery, performance or enforcement of this Agreement or any other Loan Document.


4.08              SOVEREIGN IMMUNITY

The execution, delivery, performance and observance of this Agreement and any other Loan Document to be executed by the Borrower hereunder constitute private and commercial acts and no governmental or public acts and neither the Borrower nor any of its assets have any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from attachment or from execution or any other legal process in respect of any of its obligations under or relating to this Agreement or any other Loan Document.



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4.09              FINANCIAL STATEMENTS

The audited consolidated Financial Statements of the Borrower and the Issuers for the period ending 1997 which have been delivered to the Lender are complete and correct and present the consolidated financial position and the results of operations of the Borrower and the Issuers at the date thereof and for the period then ended in conformity with GAAP, consistently applied. There are no liabilities (whether direct or indirect, fixed or contingent) of the Borrower or any of its Subsidiaries or any Issuer as of the dates of such Financial Statements that are not reflected therein. Since the date of such Financial Statements there has been no material adverse change in the consolidated financial position or operations of the Borrower or any of its Subsidiaries or any Issuer.


4.10              MATERIAL ADVERSE FINANCIAL PERFORMANCE

The Borrower is not aware of any circumstances which may materially adversely affect the financial condition of the Borrower or the validity, effectiveness or enforceability of this Agreement or any other Loan Document.


4.12              SHARES TO BE PLEDGED

The Pledge Agreement creates a duly perfected first priority security interest on the stock therein mentioned in favor of the Lender.


4.13              SURVIVAL / REPEAT OF REPRESENTATION AND WARRANTIES

The representations and warranties set out in this Section 4 will survive the execution of this Agreement.


                        SECTION 5. COVENANTS OF BORROWER


In addition to the other undertakings herein contained the Borrower hereby covenants with the Lender that during the term of this Agreement, the Borrower will comply or cause compliance with each of the following obligations:


5.01              PERFORMANCE OF OBLIGATIONS

The Borrower will punctually pay all Debt and all amounts due under this Agreement and each of the other Loan Documents to be executed by the Borrower hereunder at the times and on the dates specified herein and therein. The Borrower will perform when due all of their other obligations, undertakings and covenants under this Agreement and each of the other Loan Documents.


5.02              FINANCIAL STATEMENTS: OTHER REPORTS

(a) The Borrower will maintain an accounting system to permit preparation of individual, consolidated and consolidating Financial Statements in accordance with GAAP, and each of the Financial Statements described below shall be prepared from such system and records.

(b) As soon as available but not later than 30 (thirty) days after the end of each calendar quarter, the Borrower will deliver to the Lender the unaudited individual and consolidated Financial Statements of the Borrower and the Issuers and consolidating balance sheet and income statement of the Borrower and the Issuers with regard to such preceding quarter, in form prepared in accordance with GAAP, as referred to under
         (a) above.

(c) The Borrower will permit the Lender and its representatives at all reasonable times to inspect its respective facilities, activities, books of account and records, and will cause its employees and accountants to give its full cooperation and assistance in connection with any such visits of inspection or any financial conferences called by the Lender. The Borrower will also make available such further information concerning its businesses and affairs as the Lender may from time to time reasonably request.


5.03              PERFORMANCE AND NOTICE

The Borrower will promptly give notice to the Lender of (a) any substantial dispute between Borrower or any of its Subsidiaries with any Governmental Agency with respect to taxes or any other matter; (b) any change in taxes, levies, stamp or other duties, filing or other fees, imposed by withholding or otherwise, applicable to any aspect of the transactions contemplated by this Agreement; (c) the occurrence of any Event of Default; (d) any circumstances which would materially affect the fulfillment by the Borrower of its obligations hereunder.


5.04              MAINTENANCE AND CONTINUITY OF BUSINESS/INSURANCE

(a) The Borrower will maintain and shall cause its Subsidiaries to maintain their corporate existence in good standing and in compliance, in every material aspect, with all applicable laws and regulations, will maintain and will cause its Subsidiaries to maintain their respective corporate rights, privileges and franchises, and will conduct and will cause its Subsidiaries to conduct their respective business substantially as such businesses are now conducted and in compliance with all applicable laws.

(b) The Borrower will maintain and shall cause its Subsidiaries to maintain their properties and assets in good repair, working order and condition, with insurance coverage of such properties and assets as is customarily by other businesses of comparable type and size, and insurance against operational risks and liabilities and all other calamities with coverage and in amounts as are customarily for businesses of a like nature in the jurisdiction in which such properties and assets are located or in which such businesses are conducted.

(c) The relevant policy or policies as meant in Section 5.04 (b) shall have to be satisfactory to the Lender.

(d) The Borrower can not enter into any transactions with any Person, other than on ordinary commercial terms and on an arm's length basis; or enter into any agreement whereby the Borrower's income is shared with any Person which is not a Subsidiary; or enter into transactions whereby the Borrower might receive less than the ordinary commercial price for any goods sold or services rendered or might pay more than the ordinary commercial price for any goods purchased or services procured.


5.05              OTHER OBLIGATIONS

(a) The Borrower will not guarantee the Debt of third parties or provide "avales", Liens or other sureties for the obligations of third parties.

(b) So long as any part of the Loan remains unpaid, the Borrower will not, without the prior written approval from the Lender, make capital expenditures in excess of USD$1,000,000 or the countervalue thereof in other currency, unless such investments are financed through additional equity contributions.


5.06              TAXES

The Borrower will pay and discharge all its taxes and governmental charges, including without limitation any taxes or governmental charges assessed against any of its properties or assets, prior to the date after which penalties attach for failure to pay, except to the extent that such taxes and governmental charges are being contested in good faith, adequate reserves having been set aside for the payment thereof. The Borrower will make timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable law.


5.07              DIVIDEND PAYMENTS

The Borrower will not pay dividends and will not make any other distribution of cash or of other assets to its shareholders or affiliates, in whatever form.


5.08              COMPLIANCE WITH LAW AND GOVERNMENTAL APPROVALS

The Borrower will do and cause to be done all things necessary to comply with all applicable Law and will obtain all Governmental Approvals which may at any time be required with respect to the obligations of the Borrower under this Agreement or any document provided for hereunder or any amendment or supplement hereto or thereto and will take all necessary and appropriate action to ensure the continuance of all Governmental Approvals so obtained to the extent necessary for the performance by the Borrower of such obligations.


5.09              MERGER AND SPIN-OFF

The Borrower will not merge with any other corporation and will not spin-off, in any way, or purchase or otherwise acquire all or substantially all of the properties and assets of any other corporation, partnership or sole proprietorship.


5.10              POTENTIAL EVENT OF DEFAULT

The Borrower will promptly notify the Lender of the occurrence of an Event of Default or a Potential Event of Default, and provide the Lender with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Event of Default, without limiting the provisions of Section 7 hereof.


5.11              LIENS

The Borrower will not create or permit to exist any Lien with respect to any of its properties.

5.12              SALE OF ASSETS. LEASES.

(a) The Borrower will not convey, sell, lease, or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all or a substantial part of its property or assets or any part of its property or assets essential to the conduct of its business as presently conducted.

(b) The Borrower will not convey, sell, lease, or otherwise dispose of any other assets except for sales of such assets in the ordinary course of business for a fair and adequate consideration.


5.13              OTHER COVENANTS

(a) The Borrower will not redeem, amortize or purchase any of its outstanding shares nor reduce or increase its share capital or refund any part thereof.

(b) The Borrower shall not pledge, encumber or create any Lien on the shareholdings or ownership interests that it owns in its Subsidiaries. In addition, the Borrower shall cause its respective shareholders not to pledge, encumber or create any Lien in any share issued by the Borrower.

(c) The Borrower will do and cause to be done all things necessary to comply with all applicable local and federal environmental regulations.


                        SECTION 6. CONDITIONS OF DRAWING


The obligation of the Lender to make available the Loan is subject to the fulfillment, as determined by the Lender, of the following conditions precedent on or prior to the date of each Drawing:

a)       AUTHORIZATIONS. The Lender will have received:

         i) a copy, certified by an appropriate officer of the Borrower, of any provision of Law and any Governmental Approval relating to the authority of the Borrower to enter into this Agreement, the Promissory Note and all other Loan Document to be executed by the Borrower hereunder and to incur the Debt to be created hereunder and under any Loan Document to be executed by the Borrower;

         ii) the specimen signature of the persons which will act on its behalf in the execution and delivery of this Agreement, the Promissory Note and any other Loan Document, certified by an appropriate official of the Borrower to be a true specimen thereof; and

         iii) a written approval from any party holding voting stock or limited voting stock in Telecomunicaciones (the "Shareholders"), in terms of Article 7 of the JV Agreement, whereby the Shareholders shall authorize any transfer (either judicial or extrajudicial) of any direct or indirect ownership in the stock of the Borrower pledged pursuant to the Pledge Agreement, which could derive from the breach of the Borrower of the terms and conditions of this Agreement.

(b) DRAW REQUEST. The Lender will have received from the Borrower in connection with the Drawing the Draw Request, duly executed by the Borrower.

(c) PLEDGE AGREEMENT. The Lender will have received the Pledge Agreement duly executed by the Pledgors.

(d) PROMISSORY NOTE. The Lender shall have received in connection with the Drawing the Promissory Note.

(e) FINANCIAL STATEMENTS. The Lender will have received copy of the Financial Statements referred to in Section 4.09 of this Agreement.

(f) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Borrower contained in this Agreement are true and correct as of the date of the Drawing.

(g) COVENANTS. All covenants of the Borrower set forth in this Agreement will have been fully met and performed to the extent required as of the date of the Drawing.


                          SECTION 7. EVENTS OF DEFAULT


7.01              EVENTS OF DEFAULT

Each of the following events and occurrences will constitute an Event of Default under this Agreement:

(a) The Borrower fails to pay any principal of the Loan or any interest on the Loan or any other amount payable under this Agreement when due.

(b) Any representation or warranty made or deemed to be made by the Borrower herein will have been incorrect or misleading in any material respect when made or confirmed, or any certificate or opinion furnished under this Agreement proves to have been false or misleading as of its date in any material respect.

(c) The Borrower fails to perform or violates any provision of this Agreement and such failure or violation is not remediable or, if remediable, continues unremedied for a period of 10 (ten) days after the occurrence of such failure.

(d) Any other Debt of the Borrower and/or its Subsidiaries, towards any creditor will not be paid at its stated maturity or within any applicable period of grace, whichever is later, or by reason of its default which will have continued for more than any applicable period of grace, will become due or be declared due prior to its stated maturity.

(e) Any registration, license, authorization, consent or approval necessary that enables the Borrower to comply with its obligations hereunder is revoked, withdrawn, modified or withheld or will otherwise fail to remain in force and effect.

(f) The Borrower changes, or threatens to change, ceases or threatens to cease business as presently conducted other than in the normal course of business or if the assets comprising the cease to be used in the normal operation of the Borrower.

(g) The Borrower or any of its Subsidiaries will be unable, or admit in writing its inability to pay its debts as they mature, make an assignment for the benefit of creditors, or commit any act of bankruptcy, or any lien or encumbrance is foreclosed upon or any order relating to dissolution, liquidation, bankruptcy or insolvency or for the appointment of a liquidator or receiver or juridical administrator or trustee or the levy of any execution will be passed, commenced or made with respect to it or any of its assets.

(h) A distress or execution or writ of seizure and sale or attachment is levied upon or issued against any of the property or assets of a certain substantial amount of the Borrower which is not discharged within 30 (thirty) days thereof.

(i) This Agreement, the Promissory Note and/or any other Loan Document, or any provision thereof is or becomes or is claimed to be, for any reason, invalid or unenforceable or at any time it is unlawful or impossible for the Borrower to perform any of its obligations hereunder or it is unlawful or impossible for the Lender to exercise any of its rights hereunder or thereunder.

(j) Any arbitration award, judgment or decree for money damages or for a fine or penalty is entered against the Borrower, which in the reasonable opinion of the Lender may or will substantially materially affect the Lender's rights under this Agreement.

(k) Any competent Governmental Agency takes (i) any action to condemn, seize, requisition or otherwise appropriate any substantial portion of the properties or assets of the Borrower or any of its Subsidiaries (either with or without payment of compensation) or (ii) any action which, in the opinion of the Lender, adversely affects the Borrower's ability to pay its Debt hereunder.

(l) The Borrower's amount of its authorized share capital is materially decreased.

(m) All or any of the Borrower's properties or rights are nationalized or expropriated and such nationalization or expropriation shall materially affect the operation of its business.

(n) If the shareholdings' structure of the Borrower has been changed or a change has occurred in the ownership of the Borrower or in the controlling ownership of the shareholders of the Borrower or in the controlling ownership of its Subsidiaries or if the Borrower fails to comply its obligations set forth in Section 5.13 above.

(o) The Lender is of the reasonable and justifiable opinion that any of its claims or rights under this Agreement, and/or any other Loan Document is in jeopardy.

(p) The pledge created in accordance with the Pledge Agreement is not at any time a first priority security interest in favor of the Lender.

(q) If the approval mentioned in Sections 5.13(d) and 6.a)iii) hereof are not timely obtained and delivered to the Lender.

(r) The Loan is used by the Borrower for other purposes than such authorized by this Agreement in Section 2.02 hereof.

(s) If an Additional Event of Default (as such term is defined in the Pledge Agreement) occurs.


7.02     CONSEQUENCE OF DEFAULT

If an Event of Default will occur or be continuing, the entire Loan together with accrued interest, costs and losses (including without limitation any Funding Losses) of the Lender resulting from such Event of Default and any other sum payable hereunder or under any Loan Document will be immediately due and payable and the Loan will thereupon become due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower and the Commitment of the Lender shall be thereafter terminated.

No waiver of any Event of Default will constitute a waiver of any other or any succeeding Event of Default except to the extent provided in such waiver.


                            SECTION 8. MISCELLANEOUS


8.01              TERM

This Agreement will remain in full force and effect until payment in full of all principal, interest and other sums payable by the Borrower hereunder and any other document provided for hereunder. The indemnities of the Borrower will survive the term of this Agreement and the repayment of the Loan.


8.02              ENTIRE AGREEMENT

This Agreement and the documents provided for hereunder constitute the entire obligation of the parties hereto with respect to the subject matter hereof and will supersede any prior expressions of intent or understandings with respect to this transaction. The written consent of the parties will be required for an amendment to this Agreement or any waiver of the terms hereof.


8.03              WAIVER: CUMULATIVE RIGHTS

The failure or delay of the Lender to require performance by the Borrower of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived by the

Lender in writing in accordance with the terms hereof. Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed to any of them, will be cumulative and may be exercised in part or in whole from time to time.


8.04              ASSIGNMENT AND PARTICIPATION

This Agreement will be binding upon and will be enforceable by the Borrower, the Lender, their respective successors and assignees.

The Borrower will have no right to assign its rights or obligations hereunder.

The Lender is entitled to assign all or a part of its rights and obligations hereunder. Upon an assignment by the Lender, the Lender as used herein will be deemed to refer to such assignee to the extent of its interest thereunder and it will be entitled to the benefit of all indemnities and tax reimbursements of the Lender pursuant to this Agreement as fully as if a party hereto.


8.05              GOVERNING LAW

The execution and fulfillment of this Agreement shall be governed, construed and enforced in accordance to the laws of the United Mexican States without regard to conflicts of laws principles.


8.06              SUBMISSION TO JURISDICTION

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY COMPETENT COURT OF MEXICO CITY, FEDERAL DISTRICT OR ANY COURT IN ANY JURISDICTION WHERE ASSETS OF THE BORROWER MAY BE FOUND, AS THE LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.


8.07              NOTICES

Unless otherwise specifically provided for herein, any notice required or permitted to be given hereunder will be in writing and will be (a) personally delivered, (b) delivered by internationally recognized courier service, or (c) transmitted by telex, telefax or cable to the parties as follows (as elected by the party giving such notice):

To the Borrower:

Pegaso Comunicaciones y Servicios, S.A. de C.V.
Paseo de los Tamarindos No. 400-A Piso 32
Col. Bosques de las Lomas
05120 Mexico, D.F.

To the Lender:

Leap Wireless International, Inc.
Attn: General Counsel
6455 Lusk Blvd.
92121 San Diego, California

Except as otherwise specified herein, all notices and other communications will be deemed to have been duly given on (i) the date of receipt if delivered personally or by courier, (ii) the date of transmission with confirmed answerback of transmitted by telex, telefax or cable, whichever will first occur; provided that any notice to be given to one of the parties will be effective only when actually received by such party.

Any party may, on 5 (five) days' notice given in accordance with this Section
8.08 to the other parties, designate another address for receipt of notices hereunder.

All notices hereunder and all documents delivered in connection with this transaction will be in the English language.


8.08              COUNTERPARTS

This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by all the parties hereto will constitute a full and original agreement for all purposes.


8.09              COSTS AND EXPENSES

The Borrower shall pay all reasonable costs and expenses derived from the negotiation, execution and preparation of this Agreement, including the reasonable costs and expenses regarding its drafting, negotiation, translation and formalization. The Borrower shall pay to the Lender any cost or expense incurred by it in connection with the enforcement of this Agreement and/or any document or agreement established herewith.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first written above.

The Borrower                                The Lender






/s/ Alejandro Diez Barroso                  /s/ Tom Willardson
----------------------------------          ------------------------------------
Pegaso Comunicaciones y Ser-                Leap Wireless International,
vicios, S.A. de C.V.                        Inc.
By:  Alejandro Diez Barroso                 By:  Tom Willardson
Title:                                      Title:Sr VP Finance &
                                              Treasurer